UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 20, 2012

PVH CORP.
(Exact name of registrant as specified in its charter)

Delaware	1-07572	13-1166910
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Madison Avenue, New York, New York	10016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 381-3500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 20, 2012, PVH Corp. (the “Company”) issued $700 million principal amount of 4.500% senior notes due 2022 (the “Notes”) under an Indenture, dated as of December 20, 2012, between the Company and U.S. Bank National Association, as trustee (the “Indenture”).  Interest on the Notes is payable semi-annually in arrears on June 15 and December 15 of each year, commencing on June 15, 2013.  The Notes are the Company’s unsecured unsubordinated obligations and rank equally in right of payment with all of its other existing and future unsecured unsubordinated indebtedness and senior in right of payment to all of the Company’s existing and future obligations that are by their terms expressly subordinated or junior in right of payment to the Notes.

The Company may redeem some or all of the Notes on or after December 15, 2017 at specified redemption prices.  The Company may redeem some or all of the Notes at any time prior to December 15, 2017 by paying a “make-whole” premium plus accrued and unpaid interest to the redemption date.  The Company may also redeem up to 35% of the Notes prior to December 15, 2015 with the net proceeds of certain equity offerings at a specified redemption price.  In addition, if the Company does not consummate its previously announced acquisition of The Warnaco Group, Inc. (“Warnaco”) on or before August 20, 2013 or if the Company terminates the merger agreement with Warnaco or otherwise abandons the transaction prior to such date, the Company will be required to redeem all of the Notes at a redemption price equal to 100% of their principal amount plus accrued and unpaid interest, if any, to, but not including, the redemption date.

The Indenture contains covenants that limit, among other things, the Company’s ability to  incur or guarantee additional indebtedness; pay dividends or make distributions on, or redeem or repurchase, its capital stock; redeem or repurchase its subordinated indebtedness; make certain investments; enter into arrangements that restrict dividends from its subsidiaries; sell or otherwise dispose of assets, including capital stock of its subsidiaries; enter into transactions with affiliates; create certain liens; enter into sale and leaseback transactions; and consolidate or merge or sell all or substantially all of its assets and the assets of its subsidiaries.  In addition, the Company is obligated to offer to repurchase the Notes at a price of (a) 101% of their principal amount plus accrued and unpaid interest, if any, as a result of certain change of control events and (b) 100% of their principal amount plus accrued and unpaid interest, if any, in the event of certain asset sales.  These restrictions and prohibitions are subject to certain qualifications and exceptions.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

As described in Item 1.01, on December 20, 2012, the Company issued and sold $700 million of Notes, pursuant to the Indenture.  The notes were registered pursuant to a Registration Statement on Form S-3 (Registration No. 333-166190) filed with the SEC and effective April 20, 2010.  The Registration Statement includes a Prospectus dated as of April 20, 2010, which is supplemented by a Prospectus Supplement filed with the SEC pursuant to Securities Act Rule 424(b)(5) on December 6, 2012.  The information in Item 1.01 is incorporated by reference into this Item 2.03.

ITEM 7.01 REGULATION FD DISCLOSURE.

On December 20, 2012, the Company issued a press release announcing the closing of the Notes offering described above in Item 1.01.  A copy of the press release is attached hereto as Exhibit 99.1.

In accordance with general instruction B.2 of Form 8-K, the information in this report (including exhibits) that is being furnished pursuant to Item 7.01 of Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities of that section, nor is it to be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth in such filing. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits.

Exhibit No.	Description of Exhibit

4.1	Indenture, dated December 20, 2012, by and between PVH Corp. and U.S. Bank National Association.
5.1	Opinion of Wachtell, Lipton, Rosen & Katz, regarding the Notes.
23.1	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1).
99.1	Press Release, issued by PVH Corp. on December 20, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PVH Corp.

Date: December 20, 2012
By: /s/ Mark D. Fischer
Name: Mark D. Fischer Title: Senior Vice President

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Indenture, dated December 20, 2012, by and between PVH Corp. and U.S. Bank National Association.
5.1	Opinion of Wachtell, Lipton, Rosen & Katz, regarding the Notes.
23.1	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1).
99.1	Press Release, issued by PVH Corp. on December 20, 2012.